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                                                                  Exhibit 23.1

                        Independent Auditor's Consent


We consent to the incorporation by reference in this Annual Report (Form
10-K) of Arch Coal, Inc. of our report dated January 21, 2000, included in the 1999 Annual Report to Stockholders of Arch Coal, Inc., with respect to the consolidated financial statements, as amended, included in this Form 10-K/A No. 1.

Our audits also included the financial statement schedule of Arch Coal, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 333-30565) pertaining to the Arch Coal, Inc. 1997 Stock Incentive Plan and in the related Prospectus, (2) the Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employees Thrift Plan and in the related Prospectus and (3) the Registration Statement (Form S-8 No. 333-68131) pertaining to the Arch Coal, Inc. Deferred Compensation Plan and in the related Prospectus, of our report dated January 21, 2000 (except for Note 7, for which the date is February 24, 2000 and Paragraph 3 of Note 1, for which the date is February 7, 2001), with respect to the consolidated financial statements of Canyon Fuel Company, LLC included in, of our report dated January 21, 2000, with respect to the financial statements of Arch Coal, Inc. and subsidiaries incorporated by reference in, and of our opinion with respect to the financial statement schedule of Arch Coal, Inc. listed in Item 14(a) included in, the Arch Coal, Inc. Annual Report (Form 10-K) for the year ended December 31, 1999.



                                                    /s/ Ernst & Young LLP


St. Louis, Missouri
February 7, 2001